INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Liquidmetal Technologies on Form S-8 of our report dated November 15, 2001 appearing in a Form S-1 (No. 333-73716), as amended, filed November 20, 2001 and Amendment No. 1 to Form S-1 (No. 333-73716) filed April 3, 2002 and of our report dated April 4, 2002 appearing in Amendments No. 2, No. 3 and No. 4 to Form S-1 (No. 333-73716) filed April 4, 2002, April 26, 2002 and May 1, 2002, respectively. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement on form S-8.



                            /s/ Deloitte & Touche LLP


Tampa, Florida
November 25, 2002